Exhibit 10.1

BAUDAX BIO, INC.

January 21, 2021

Holder of Common Stock Purchase Warrant

Re:     Inducement Offer to Exercise Common Stock Purchase Warrants

Dear Holder:

Baudax Bio, Inc. (the “Company”) is pleased to offer to you the opportunity to exercise all or part of the Common Stock Purchase Warrants of the Company (the “Existing Warrants”) currently held by you (the “Holder”). The Existing Warrants and the shares underlying the Existing Warrants (“Warrant Shares”) have been registered pursuant to registration statement Form S-3 (File No. 333-243488) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the issuance or sale, as the case may be, of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Warrant.

In consideration for exercising all or a portion of the Existing Warrants held by you, as set forth on the signature page hereto (the “Warrant Exercise”) at the current exercise price of $1.18, the Company hereby offers to sell to you or your designee a new Common Stock Purchase Warrant (“New Warrant”) to purchase up to a number of shares of Common Stock equal to the number of Warrant Shares issued in the Warrant Exercise. The purchase price of the New Warrant shall equal the $0.125 per share underlying the New Warrant. The New Warrant shall be issued pursuant to the Registration Statement, have an exercise price equal to $1.60, be exercisable immediately and be otherwise in the form of the Existing Warrants. The original New Warrant certificate(s) will be delivered within two Business Days following the date hereof. Notwithstanding anything herein to the contrary, in the event the Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 1(f) of the Existing Warrants, the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrant which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided no additional exercise shall be payable).

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter below, with such acceptance constituting Holder’s exercise in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrants Exercise Price”) on or before 8:30 a.m. Eastern Time on January 21 2021.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

If this offer is accepted and the transaction documents are executed on or before 8:30 am Eastern Time on January 21, 2021, then on or before 9:30 am ET on such Trading Day, the Company shall file a press release or a Current Report on Form 8-K with the SEC disclosing all material terms of the transactions contemplated hereunder. The Company shall file a prospectus supplement to the Registration Statement as to the New Warrants and shares underlying the New Warrants within the time period prescribed under the Securities Act. The Company represents, warrants and covenants that, upon acceptance of this offer, the shares underlying the Existing Warrants shall be issued free of any legends or restrictions on resale by

Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within 1 Business Day of the date the Company receives the Warrants Exercise Price (or, with respect to Warrant Shares that would otherwise be in excess of the Beneficial Ownership Limitation, within 2 Business Days of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation). The terms of the Existing Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

Each of the parties hereto agree to waive Section 2(e) of the Existing Warrants. In the event the Warrant Exercise results in the Holder exceeding the Beneficial Ownership Limitation (as defined in the Existing Warrants), the Holder agrees that any Warrant Shares exceeding the Beneficial Ownership Limitation (as determined by the Holder) will be held in abeyance by the Company for such Holder. For the avoidance of doubt, the exercise price payable by the Holder in respect of any Warrant Shares held in abeyance pursuant to the foregoing shall be paid by the Holder upon the closing of the Warrant Exercise.

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Please do not hesitate to call me if you have any questions.

Sincerely yours, BAUDAX BIO, INC.

By:

Name:	[ ]
Title:	[ ]

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Existing Warrant Shares subject to Warrant Exercise: ______________

Aggregate Exercise Price: $_____________

New Warrant Shares: ___________

New Warrant Purchase Price:_______________

DTC Instructions:

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

(c) Nasdaq Corporate Governance. The transactions contemplated under this letter agreement, comply with all rules of the Trading Market.